Consents of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 14, 1999, relating to the financial statements and financial highlights which appears in the April 30, 1999 Annual Report of J.P. Morgan California Bond Fund, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 14, 1999, relating to the financial statements and financial highlights which appears in the May 31, 1999 Annual Report of J.P. Morgan Institutional SmartIndex Fund, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 15, 1999, relating to the financial statements and financial highlights which appear in the October 31, 1999 Annual Reports of J.P. Morgan Tax Aware U.S. Equity Fund and J.P. Morgan Institutional Tax Aware Disciplined Equity Fund, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 17, 1999, relating to the financial statements and financial highlights which appear in the October 31, 1999 Annual Reports of J.P. Morgan Global 50 Fund and J.P. Morgan Tax Aware Enhanced Income Fund, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.




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February 25, 2000